Exhibit 10.1

Separation and Release Agreement

This Separation and Release Agreement (the “Agreement”), dated December 7, 2022, 2022, is made by and between Issachar Ohana (“you”) and CEVA Development, Inc. (the “Company”). This Agreement is effective on the 8th day after you sign it, provided you do not revoke it before that day in accordance with Section 5(b) of this Agreement (the “Effective Date”).

1.           Separation Date. Your last day of employment with the Company is December 31st, 2022 (the “Separation Date”). Whether or not you sign this Agreement, on the Separation Date, the Company will provide you with your final paycheck, which will include your final wages and all accrued, unused vacation and floating holidays through your Separation Date, less applicable taxes and withholdings. In accordance with Section 4.4 of your Employment Agreement (as defined below), the Company will pay you an amount equal to thirty (30) days of your base salary in lieu of the notice required by your Employment Agreement (the “Notice Payment”). The Notice Payment will be made on the Company’s first regular payroll date after the Separation Date. After the Separation Date, you will not represent yourself as being an employee, officer, attorney, agent, or representative of the Company for any purpose.

2.           Severance Package. As contemplated in your Employment Agreement dated November 1, 2002 and any amendments thereto (the “Employment Agreement”), if you execute, do not revoke, and remain at all times in compliance with this Agreement, including without limitation, any confidentiality provisions in your prior agreements with the Company and those as defined below, the Company will provide you with the following severance package (collectively, the “Severance Benefits”):

a.    Severance Payment. The Company shall pay you $614,564.00, which is an amount equal to two (2) years of your current annual base salary (the “Severance”). The Severance will be paid less applicable deductions and withholdings and paid to you in equal installments on the Company’s regular payroll dates over a period of two (2) years after the Separation Date (“the Severance Period”), with the first such payment paid on the Company’s first payroll date after the Separation Date.

b.    Health Insurance. Your benefits under the Company’s group health plans will continue until the end of the month in which the Separation Date occurs. After that date, as provided by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and by the Company’s current group health insurance policies, you will be eligible to continue your health insurance benefits in order to provide you and your spouse and covered dependents with the health benefits required by Section 5.2(b) of your Employment Agreement under COBRA to continue coverage for yourself and your spouse and covered dependents under the Company’s group health plans, the Company will pay COBRA directly an amount equal to the premiums the Company would have paid on your behalf for such coverage had you remained an active employee until the earliest of (1) the two (2) year anniversary of the Separation Date; (2) the date you become eligible for health insurance coverage from a new employer or through self-employment; or (3) the date you are no longer eligible to continue coverage under COBRA. .

c.    2022 Bonus. The Company will pay you an amount equal to any unpaid incentive compensation you would have been eligible to earn under the 2022 Incentive Bonus Plan (the “IB Plan”) for you achieving recognized revenue targets through December 31, 2022. Such amounts will be paid to you, less applicable deductions and withholdings, in accordance with the terms of the IB Plan.

d.    401(k) Plan Make-Whole. The Company will provide you with payments totaling of $36,874, less any applicable deductions, withholdings, or taxes, which is an amount equal to two (2) years of the largest employer 401(k) Plan contribution allowed if you were still employed by the Company, based on your base salary immediately prior to the date of this Agreement. Such payments will be paid in equal installments on the Company’s regular payroll dates over the duration of the Separation Period.

e.    Equity. Your current 11,196 unvested time-based restricted stock units (“RSUs”) granted under your RSU award agreements between the Company and you (the “RSU Award Agreements”) will immediately vest in full on the Effective Date and otherwise your rights and obligations to all such RSUs will continue to be governed by the RSU Award Agreements and the Company’s 2011 Stock Incentive Plan (the “Plan”). Your 4,769 performance-based stock units (“PSUs”) granted in February 2022 will vest if and to the extent the applicable performance goals are achieved, which achievement shall be determined by the Company’s Board of Directors (or a committee thereof) in the ordinary course based on actual performance through 2022, and, if and to the extent such performance goals are achieved, the number of PSUs that would have been eligible to vest had your employment not terminated will vest as of the date of the Board of Director’s (or committee’s) determination of achievement of the performance goals. With respect to your remaining 2,980 unvested PSUs granted under your PSU award agreements between the Company and you dated February 20, 2020 and Feb 18, 2021 shares will immediately vest on the Effective Date (reflecting acceleration of time-based vesting component for the current period). Except as modified by this Agreement, your rights and obligations with respect to all such vested PSUs will continue to be governed by the applicable PSU award agreements and the Plan.

f.    Cell Phone.  Immediately after the Separation Date, the Company will take all reasonable steps to transfer the cell phone numbers you were issued in Israel (***-***-****) and in the United States (***-***-****) to you for your personal use.

3.           Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you are not entitled to and will not receive any additional compensation or benefits from the Company after the Separation Date.

4.         Expense Reimbursements. Within thirty (30) days of the Separation Date, you agree to submit your final documented expense reimbursement statement reflecting any and all business expenses you incurred through the Separation Date for which you seek reimbursement according to the Company’s policy. The Company will reimburse you for such expenses pursuant to its regular business practice and policy.

5.           General Release and Waiver.

a.     In exchange for the Severance Benefits and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, CEVA, Inc., its parents, subsidiaries, and investors, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements including internet, mobile and travel, severance pay, or any other form of compensation; claims pursuant to your Employment Agreement (and any international assignment or amendment thereof); claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims you are releasing and waiving in this Agreement include, but are not limited to:

●	all Claims for breach of contract, breach of quasi-contract, promissory estoppel, detrimental reliance, and breach of the implied covenant of good faith and fair dealing;

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all tort Claims, including Claims for fraud, defamation, slander, libel, negligent or intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, negligent or intentional misrepresentation, and discharge in violation of public policy;

●	all federal, state, and local statutory Claims, including Claims for discrimination, harassment, retaliation, attorneys’ fees, medical expenses, experts’ fees, costs and disbursements; and

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any other Claims of any kind whatsoever, from the beginning of time until the date you sign this Agreement, in each case whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction.

By way of example and not in limitation, Claims released include any Claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981, as amended; the Age Discrimination in Employment Act (“ADEA”); the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; the National Labor Relations Act; the California Fair Employment and Housing Act; the California Labor Code; the California Constitution; the California Family Rights Act; and/or any other federal, state, local or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released. YOU UNDERSTAND AND AGREE THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL CLAIMS.

b.    Specific Release of ADEA Claims. You further unconditionally release and forever discharge the Company Parties from any and all Claims that the Employee Parties may have as of the date you sign this Agreement arising under the ADEA. By signing this Agreement, you acknowledge and confirm that: (i) you have been advised by the Company to consult with an attorney of your choice before signing this Agreement; (ii) you were given no fewer than twenty-one (21) days to consider the terms of the Agreement, although you may sign it sooner if desired; (iii) you are signing this Agreement in exchange for good and valuable consideration which is in addition to anything of value to which you are already entitled; (iv) you have seven (7) days from the date of signing this Agreement to revoke this Agreement by delivering to the Company a written notice of revocation that is received by the Company before the end of such seven-day period to Yaniv Arieli, CFO, yaniv.arieli@ceva-dsp.com, but you understand that you will not be eligible for any Payment if you revoke this Agreement because your eligibility for any such Payment is contingent upon you signing and not revoking the Agreement; (v) the release contained in this Section does not apply to rights and claims that may arise after the date on which you sign this Agreement, and (vi) you knowingly and voluntarily accept the terms of this Agreement. You further agree that any change to this Agreement, whether material or immaterial, will not restart the twenty-one (21) day period for you to consider the terms of this Agreement.

c.    Protected Rights. Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation laws. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or any other federal government agency, or similar state or local agency (“Government Agencies”). You further understand this Agreement does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Government Agencies, you understand and agree that, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. If any Claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate your existing rights under any Company benefit plan, but it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement.

d.    Waiver of Section 1542. You also agree that because this release specifically covers known and unknown claims, you waive your rights under Section 1542 of the California Civil Code or any other comparable statute of any jurisdiction, which states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

e.    Release by Company. In consideration for this Agreement, each of the Company Parties hereby waives and releases all Claims known or unknown that any of them may have against you or your spouse, dependents, heirs, successors and assigns, provided, however, that the none of the Company Parties release any Claims that involve intentional, reckless, or grossly negligent conduct, including, but not limited to, actions involving fraud, embezzlement, breach of fiduciary duty, and misappropriation of trade secrets.

6.           Your Acknowledgments and Affirmations. You acknowledge and agree that you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible, and have not suffered any on-the-job injury for which you have not already filed a Claim. You affirm that all of the decisions of the Company Parties regarding your pay, benefits, and other terms and conditions of employment through the date of your execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. You represent and warrant that you have not reported any alleged improper conduct or activity about the Company or the Company Parties to the Company or any of the Company Parties and you have no knowledge of any such conduct or activity. You further acknowledge that you have not been retaliated against for reporting any allegations of wrongdoing to the Company or the Company Parties. You affirm that you have not filed or caused to be filed, and are not presently a party to, a Claim against any of the Company Parties. You further affirm that you have no known workplace injuries or occupational diseases.

7.          Return of Company Property. By no later than 30 days from the Separation Date, you agree to return to the Company all documents (and all copies thereof), data, and other property of the Company, CEVA, Inc., or any of their parents or subsidiaries, that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, the Dell Laptop computers), entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof), except that you may retain the Company iPad and the iPhone in your possession, provided that you erase all Company information and data from such devices. Any information or data you created on behalf of the Company, and CEVA, Inc., or any of their parents or subsidiaries, that is on your personal devices, accounts, and email that is not on the Company’s systems and, you agree to permanently delete and erase all such information from your personal devices, accounts, and emails. Please coordinate return of Company property with Yaniv Arieli, CFO, yaniv.arieli@ceva-dsp.com. .

8.           Confidential Information. You acknowledge that in the course of your work for the Company, you were given, had access to and/or otherwise learned of Confidential Information (as defined below) of the Company and its respective clients, affiliates, customers, suppliers or other third parties, (2) such Confidential Information constitutes highly valuable assets of the Company; and (3) disclosure of such Confidential Information would cause undue harm to the Company and its respective clients, affiliates, customers, suppliers or other third parties. In acknowledgement of the foregoing, you agree that you have and will continue to hold all Confidential Information in strict confidence and you have and will not use, reproduce, disclose or deliver, directly or indirectly, any Confidential Information except to the extent necessary to perform your duties as an employee of the Company or as permitted by a duly authorized representative of the Company. You further agree that you will use your best efforts to prevent the unauthorized use, reproduction, disclosure or delivery of Confidential Information by others.

a.    For purposes of this Agreement, “Confidential Information” means any and all non-public information and materials, in whatever form, tangible or intangible, whether disclosed to or learned or developed by you before or after the execution of this Agreement, whether or not marked or identified as confidential or proprietary, pertaining in any manner to the business of or used by the Company, CEVA, Inc., and its and their affiliates and subsidiaries, or pertaining in any manner to any person or entity to whom the Company owes a duty of confidentiality. Confidential Information includes, but is not limited to, the following types of information and materials: (i) research, development, technical or engineering information, know-how, data processing or computer software, programs, tools, data, designs, diagrams, drawings, schematics, sketches or other visual representations, plans, projects, manuals, documents, files, photographs, results, specifications, trade secrets, inventions, discoveries, compositions, ideas, concepts, structures, improvements, products, prototypes, instruments, machinery, equipment, processes, formulas, algorithms, methods, techniques, works in process, systems, technologies, disclosures, applications and other materials; (ii) financial information and materials, including, without limitation, information and materials relating to costs, vendors, suppliers, licensors, profits, markets, sales, distributors, joint venture partners, customers, subscribers, members and bids, whether existing or potential; (iii) business and marketing information and materials, including, without limitation, information and materials relating to future development and new product concepts; and (iv) any other information or materials relating to the past, present, planned or foreseeable business, products, developments, technology or activities of the Company. Confidential Information does not include any information or materials that you can prove by written evidence: (i) is or becomes publicly known through lawful means and without breach of this Agreement by you or breach by you of any other nondisclosure agreement with the Company; (ii) was rightfully in your possession or part of your general knowledge prior to your employment by the Company; or (iii) is disclosed to you without confidential or proprietary restrictions by a third party who rightfully possesses the information or materials without confidential or proprietary restrictions. However, to the extent the Company owes a duty of confidentiality to a third party with respect to such information, idea or material, such information, idea or material shall continue to be Confidential Information until such time as the Company’s duty of confidentiality terminates or expires.

b.    Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit or interfere with you exercising protected rights under federal, state or local laws, including but not limited to rights under the National Labor Relations Act; filing a charge with the Equal Employment Opportunity Commission; reporting possible violations of law to or participating in an investigation by any federal, state or local government agency or commission such as the National Labor Relations Board, the Department of Labor, OSHA, the Department of Justice, or the Securities and Exchange Commission.

c.    You acknowledge receipt of the following pursuant to 18 U.S.C. § 1833(b)(1) (Defend Trade Secrets Act):

An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

9.          Confidentiality. You agree that the provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be required by law. Nothing in this Section or this Agreement restricts or impedes you from exercising protected rights, including rights under the National Labor Relations Act or the federal securities laws, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. Nothing in this Agreement shall be deemed to prevent the discussion or disclosure of information related to unlawful acts in the workplace, including harassment, discrimination or related retaliation, including any conduct you have reasonable cause to believe is unlawful.

10.         Mutual Non-Disparagement. Subject to the protections in Section 5(c) and 8, and 9, you agree and covenant that you shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, maliciously false, or disparaging remarks, comments, or statements concerning the Company, CEVA, Inc., or its subsidiaries, or any of their employees, officers, or directors, existing and prospective customers, suppliers, and investors. The Company, its current officers and directors shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, maliciously false, or disparaging remarks, comments, or statements concerning you; provided that this restriction only applies to such officers while they are employed by the Company. Nothing in this Agreement prohibits you, the Company, or its officers and directors from initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by the appropriate local, state, or federal agency.

11.         Cooperation. The parties agree that certain matters in which you have been involved during your employment may need your cooperation with the Company in the future. Accordingly, for the two (2) year period after the Separation Date, to the extent requested by the Company, you shall cooperate with the Company regarding matters arising out of or related to the your service to the Company, including, without limitation, assisting the Company with any litigation or government investigations in which the Company is involved and to which you may have relevant knowledge; provided that the Company shall make reasonable efforts to minimize disruption of your other activities and reimburse you for reasonable and necessary expenses. In the event such cooperation requires a substantial commitment of your time, the parties will discuss, in good faith, if any remuneration is necessary to compensate for your time.

12.         No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.

13.         Breach of Agreement. In the event of a breach or threatened breach by you of Sections 8, 9, 10, or 11 of this Agreement or the terms and conditions of any prior confidentiality agreement between you and the Company, you acknowledge and agree that money damages would not afford an adequate remedy and that the Company shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief. In addition, in the event that you breach any your obligations in Sections 8, 9, 10, or 11 of this Agreement or the terms and conditions of any prior confidentiality agreement between you and the Company, and you fail to cure such breach (if curable) within twenty (20) calendar days after the Company has served you with written notice specifying the breach, demanding a cure, the Company may, in additional to other available remedies, reclaim any amounts paid to you under the provisions of Section 2 of this Agreement, without waiving the releases or other rights provided in this Agreement. In the event of any legal action to enforce or interpret this Agreement, the prevailing party in such action shall be awarded reasonable attorneys’ fees and costs.

14.        Acknowledgment of Full Understanding. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE FULLY READ, UNDERSTAND, AND VOLUNTARILY ENTER INTO THIS AGREEMENT. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF YOUR CHOICE BEFORE SIGNING THIS AGREEMENT.

15.         Section 409A. It is intended that this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and related Treasury regulations (“Section 409A”) or an exemption therefrom, and this Agreement will be interpreted accordingly; provided, however, the Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. You understand and agree that you are solely responsible for the payment of any taxes, penalties, interest or other expenses you incur on account of noncompliance with Section 409A.  Payments pursuant to 2(a) are intended to constitute a series of separate payments for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii).  Any reimbursements provided pursuant to this Agreement that constitute deferred compensation for purposes of Section 409A shall be provided in a manner that complies with Treasury Regulation Section 1.409A-3(i)(1)(iv).  Accordingly, (a) all such reimbursements will be made not later than the last day of the calendar year after the calendar year in which the expenses were incurred, (b) any right to such reimbursements will not be subject to liquidation or exchange for another benefit, and (c) the amount of the expenses eligible for reimbursement during any taxable year will not affect the amount of expenses eligible for reimbursement in any other taxable year.

16.        Miscellaneous. This Agreement, including any confidentiality provisions agreed to by the Company and you, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be severed or modified by the court so as to not affect the validity of the remainder of the Agreement, which shall remain in full force and effect and continue to be binding on the parties. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. Moreover, this Agreement shall not be construed against either party as the author or drafter of the Agreement. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California, without regard to conflict of laws principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in Santa Clara County, California. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

CEVA Development, Inc.

By:	/s/ Gideon Wertheizer
Name:	Gideon Wertheizer
Title:	CEO

December 7, 2022
Date

Issachar Ohana

/s/ Issachar Ohana
Signature

December 7, 2022
Date

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